Exhibit 99.1

News Release	One Amgen Center Drive Thousand Oaks, CA 91320-1799 Telephone 805-447-1000 www.amgen.com

AMGEN REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

THOUSAND OAKS, Calif. (April 26, 2017) – Amgen (NASDAQ:AMGN) today announced financial results for the first quarter of 2017. Key results include:

•	Total revenues decreased 1 percent versus the first quarter of 2016 to $5.5 billion.

•	GAAP earnings per share (EPS) increased 12 percent to $2.79 driven by higher operating margins.

○	GAAP operating income increased 8 percent to $2.6 billion and GAAP operating margin increased 4 percentage points to 49.8 percent.

•	Non-GAAP EPS increased 9 percent to $3.15 driven by higher operating margins.

○	Non-GAAP operating income increased 5 percent to $3.0 billion and non-GAAP operating margin increased 3 percentage points to 57.6 percent.

•	2017 EPS guidance increased to $10.64-$11.32 on a GAAP basis and $12.00-$12.60 on a non-GAAP basis; total revenues guidance unchanged at $22.3-$23.1 billion.

•	The Company generated $2.2 billion of free cash flow in the first quarter versus $1.8 billion in the first quarter of 2016.

“We are well positioned for the long term with our newer products demonstrating volume growth around the world and our tight operational expense management of the Company,” said Robert A. Bradway, chairman and chief executive officer. “With robust Repatha® (evolocumab) outcomes data, we are working with payers to improve access to this important therapy for patients at risk for heart attacks and strokes.”

$Millions, except EPS and percentages	Q1’17	Q1’16	YOY Δ

Total Revenues	$5,464	$5,527	(1%)
GAAP Operating Income	$2,591	$2,402	8%
GAAP Net Income	$2,071	$1,900	9%
GAAP EPS	$2.79	$2.50	12%
Non-GAAP Operating Income	$2,995	$2,859	5%
Non-GAAP Net Income	$2,333	$2,203	6%
Non-GAAP EPS	$3.15	$2.90	9%

References in this release to “non-GAAP” measures, measures presented “on a non-GAAP basis” and to “free cash flow” (computed by subtracting capital expenditures from operating cash flow) refer to non-GAAP financial measures. Adjustments to the most directly comparable GAAP financial measures and other items are presented on the attached reconciliations.

AMGEN REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

Product Sales Performance

•	Total product sales decreased 1 percent for the first quarter of 2017 versus the first quarter of 2016.

•	Neulasta® (pegfilgrastim) sales increased 2 percent as favorable changes in accounting estimates and net selling price were offset partially by lower unit demand.

•	Enbrel® (etanercept) sales decreased 15 percent due to the impact of competition as well as lower rheumatology and dermatology segment growth compared to prior quarters.

•	Aranesp® (darbepoetin alfa) sales decreased 4 percent as higher unit demand was more than offset by unfavorable changes in foreign exchange rates, inventory and net selling price.

•	Prolia® (denosumab) sales increased 21 percent driven by higher unit demand.

•	Sensipar/Mimpara® (cinacalcet) sales increased 15 percent driven primarily by net selling price.

•	XGEVA® (denosumab) sales increased 6 percent driven by higher unit demand.

•	EPOGEN® (epoetin alfa) sales decreased 10 percent driven by net selling price.

•	KYPROLIS® (carfilzomib) sales increased 23 percent driven by higher unit demand.

•	Nplate® (romiplostim) sales increased 9 percent driven by higher unit demand.

•	NEUPOGEN® (filgrastim) sales decreased 31 percent driven primarily by the impact of competition.

•	Vectibix® (panitumumab) sales increased 2 percent driven by higher unit demand, offset partially by unfavorable changes in foreign exchange rates.

•	Repatha sales increased driven by higher unit demand.

•	BLINCYTO® (blinatumomab) sales increased 26 percent driven by higher unit demand.

AMGEN REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

Product Sales Detail by Product and Geographic Region

$Millions, except percentages	Q1’17			Q1’16	YOY Δ
	US	ROW	TOTAL	TOTAL	TOTAL

Neulasta®	$1,048	$162	$1,210	$1,183	2%
Enbrel®	1,118	63	1,181	1,385	(15%)
Aranesp®	278	233	511	532	(4%)
Prolia®	279	146	425	352	21%
Sensipar® / Mimpara®	337	84	421	367	15%
XGEVA®	298	104	402	378	6%
EPOGEN®	270	0	270	300	(10%)
KYPROLIS®	137	53	190	154	23%
Nplate®	97	57	154	141	9%
NEUPOGEN®	101	47	148	213	(31%)
Vectibix®	61	86	147	144	2%
Repatha®	33	16	49	16	*
BLINCYTO®	23	11	34	27	26%
Other**	15	42	57	47	21%

Total product sales	$4,095	$1,104	$5,199	$5,239	(1%)

*	Change in excess of 100%
**	Other includes Bergamo, MN Pharma, IMLYGIC® and Corlanor®

AMGEN REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

Operating Expense, Operating Margin and Tax Rate Analysis

On a GAAP basis:

•	Total Operating Expenses decreased 8 percent, with all expense categories reflecting savings from our transformation and process improvement efforts. Cost of Sales margin improved by 0.2 percentage points driven primarily by manufacturing efficiencies, offset partially by product mix. Research & Development (R&D) expenses decreased 12 percent driven by a payment in the first quarter of 2016 related to a third-party collaboration agreement, as well as lower spending required to support certain later-stage clinical programs. Selling, General & Administrative (SG&A) expenses decreased 12 percent due to the expiration of ENBREL residual royalty payments and an acquisition charge in the first quarter of 2016, offset partially by investments in product launches.

•	Operating Margin improved by 4 percentage points to 49.8 percent.

•	Tax Rate decreased 0.1 percentage points as changes in the geographic mix of earnings were offset partially by lower tax benefits from share-based compensation payments.

On a non-GAAP basis:

•	Total Operating Expenses decreased 7 percent, with all expense categories reflecting savings from our transformation and process improvement efforts. Cost of Sales margin improved by 0.4 percentage points driven primarily by manufacturing efficiencies, offset partially by product mix. R&D expenses decreased 13 percent driven by a payment in the first quarter of 2016 related to a third-party collaboration agreement, as well as lower spending required to support certain later-stage clinical programs. SG&A expenses decreased 6 percent due to the expiration of ENBREL residual royalty payments, offset partially by investments in product launches.

•	Operating Margin improved by 3 percentage points to 57.6 percent.

•	Tax Rate decreased 0.4 percentage points as changes in the geographic mix of earnings were offset partially by lower tax benefits from share-based compensation payments.

$Millions, except percentages
	GAAP			Non-GAAP
	Q1’17	Q1’16	YOY Δ	Q1’17	Q1’16	YOY Δ

Cost of Sales	$996	$1,018	(2%)	$682	$707	(4%)
% of product sales	19.2%	19.4%	(0.2) pts.	13.1%	13.5%	(0.4) pts.

Research & Development	$769	$872	(12%)	$748	$858	(13%)
% of product sales	14.8%	16.6%	(1.8) pts.	14.4%	16.4%	(2) pts.

Selling, General & Administrative	$1,064	$1,203	(12%)	$1,039	$1,103	(6%)
% of product sales	20.5%	23.0%	(2.5) pts.	20.0%	21.1%	(1.1) pts.
Other	$44	$32	38%	$0	$0	NM

TOTAL Operating Expenses	$2,873	$3,125	(8%)	$2,469	$2,668	(7%)

Operating Margin
operating income as a % of product sales	49.8%	45.8%	4 pts.	57.6%	54.6%	3 pts.

Tax Rate	15.8%	15.9%	(0.1) pts.	18.5%	18.9%	(0.4) pts.

NM: Not Meaningful

pts: percentage points

AMGEN REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

Cash Flow and Balance Sheet

•	The Company generated $2.2 billion of free cash flow in the first quarter of 2017 versus $1.8 billion in the first quarter of 2016 driven by the timing of tax payments and higher net income.

•	The Company’s second quarter 2017 dividend of $1.15 per share declared on March 7, 2017, will be paid on June 8, 2017, to all stockholders of record as of May 17, 2017.

•	During the first quarter, the Company repurchased 3.4 million shares of common stock at a total cost of $555 million. At the end of the first quarter, the Company had $3.5 billion remaining under its stock repurchase authorization.

$Billions, except shares	Q1’17	Q1’16	YOY Δ

Operating Cash Flow	$2.4	$1.9	$0.5
Capital Expenditures	0.2	0.2	0.0
Free Cash Flow	2.2	1.8	0.5
Dividends Paid	0.8	0.8	0.1
Share Repurchase	0.6	0.7	(0.1)
Avg. Diluted Shares (millions)	741	760	(19)

Cash and Investments	38.4	34.7	3.7
Debt Outstanding	34.1	34.3	(0.2)
Stockholders’ Equity	30.6	28.7	2.0

Note: Numbers may not add due to rounding

2017 Guidance

For the full year 2017, the Company now expects:

•	Total revenues in the range of $22.3 billion to $23.1 billion, unchanged from previous guidance.

•	On a GAAP basis, EPS in the range of $10.64 to $11.32 and a tax rate in the range of 16 percent to 18 percent.

○	Previously, the Company expected GAAP EPS in the range of $10.45 to $11.31. Tax rate guidance is unchanged.

•	On a non-GAAP basis, EPS in the range of $12.00 to $12.60 and a tax rate in the range of 18.5 percent to 19.5 percent.

○	Previously, the Company expected non-GAAP EPS in the range of $11.80 to $12.60. Tax rate guidance is unchanged.

•	Capital expenditures to be approximately $700 million.

AMGEN REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

First Quarter Product and Pipeline Update

Key development milestones:

Clinical Program	Indication	Projected Milestone

Repatha	Hyperlipidemia	Regulatory submissions (CV outcomes data)

KYPROLIS	Relapsed or refractory multiple myeloma	Phase 3 study initiation with DARZALEX® Q2 ‘17
XGEVA	Prevention of SREs in multiple myeloma	Regulatory reviews

EVENITY™ (romosozumab)†	Postmenopausal osteoporosis	July 19, 2017, PDUFA target action date in U.S. Active controlled Phase 3 fracture data Q2 2017*

Erenumab (AMG 334)	Migraine prevention	Regulatory submissions

ABP 215 (biosimilar bevacizumab)	Oncology	Regulatory reviews Sept. 14, 2017, BsUFA target action date in U.S.

ABP 980 (biosimilar trastuzumab)	Breast cancer	U.S. regulatory submission

† Trade name provisionally approved by FDA; CV = cardiovascular; SRE = skeletal-related event; PDUFA = Prescription Drug User Fee Act; BsUFA = Biosimilar User Fee Act; *Event driven study

The Company provided the following updates on selected product and pipeline programs:

Repatha

•	In February, the European Commission (EC) approved a new 420 mg single-dose delivery option for Repatha.

•	In March, positive Phase 3 data from a cardiovascular outcomes study and a cognitive function study were presented at the American College of Cardiology 66th Annual Scientific Session.

KYPROLIS

•	In February, the Phase 3 ENDEAVOR study showed KYPROLIS and dexamethasone reduced the risk of death by 21 percent and extended overall survival by an additional 7.6 months compared to Velcade® (bortezomib) and dexamethasone in relapsed or refractory multiple myeloma patients.

XGEVA

•	In April, a supplemental Biologics License Application (sBLA) was submitted to the U.S. Food and Drug Administration (FDA) and an application for a variation to the marketing authorization was submitted to the European Medicines Agency (EMA) for the prevention of SREs in patients with multiple myeloma.

BLINCYTO

•	In March, FDA accepted the sBLA for priority review for BLINCYTO to include overall survival data from the Phase 3 TOWER study. The application also included new data supporting the treatment of patients with Philadelphia chromosome-positive relapsed or refractory B-cell precursor acute lymphoblastic leukemia.

EVENITY

•	Primary analysis of an event driven active controlled Phase 3 fracture study (ARCH) in postmenopausal women with osteoporosis is expected in Q2 2017.

AMGEN REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

Erenumab

•	Regulatory submissions for migraine prevention are expected in Q2 2017.

CNP520

•	In February, Phase 3 enrollment commenced for CNP520, a small molecule beta-site amyloid precursor protein-cleaving enzyme-1 (BACE) inhibitor for the potential treatment of Alzheimer’s disease.

Parsabiv™ (etelcalcetide)

•	In February, FDA approved Parsabiv for the treatment of secondary hyperparathyroidism (sHPT) in adult patients with chronic kidney disease (CKD) on hemodialysis.

AMG 157/MEDI9929 (tezepelumab)

•	In February, tezepelumab demonstrated a significant reduction in the rate of asthma exacerbations compared to placebo over the 52-week treatment period in patients with severe asthma in a Phase 2b study.

AMGEVITA™ (biosimilar adalimumab)

•	In March, EC granted marketing authorization for AMGEVITA™ (biosimilar adalimumab) in all available indications. AMGEVITA is authorized for the treatment of certain inflammatory diseases in adults, including moderate-to-severe rheumatoid arthritis; psoriatic arthritis; severe active ankylosing spondylitis (AS); severe axial spondyloarthritis without radiographic evidence of AS; moderate-to-severe chronic plaque psoriasis; moderate-to-severe hidradenitis suppurativa; non-infectious intermediate, posterior and panuveitis; moderate-to-severe Crohn’s disease and moderate-to-severe ulcerative colitis. The EC also approved AMGEVITA for the treatment of certain pediatric inflammatory diseases, including moderate-to-severe Crohn’s disease (ages six and older), severe chronic plaque psoriasis (ages four and older), enthesitis-related arthritis (ages six and older) and polyarticular juvenile idiopathic arthritis (ages two and older).

ABP 980 (biosimilar trastuzumab)

•	In March, a Marketing Authorization Application was submitted to the EMA.

Erenumab and CNP520 are developed in collaboration with Novartis AG

EVENITY™ trade name is provisionally approved by FDA

EVENITY™ is developed in collaboration with UCB globally, as well as our joint venture partner Astellas in Japan

Tezepelumab is developed in collaboration with AstraZeneca

AMGEVITA™ is registered in the U.S. as AMJEVITA™

VELCADE® is a registered trademark of Millennium Pharmaceuticals, Inc.

AMGEN REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

Non-GAAP Financial Measures

In this news release, management has presented its operating results for the first quarters of 2017 and 2016, in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and on a non-GAAP basis. In addition, management has presented its full year 2017 EPS and tax rate guidance in accordance with GAAP and on a non-GAAP basis. These non-GAAP financial measures are computed by excluding certain items related to acquisitions, restructuring and certain other items from the related GAAP financial measures. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the news release. Management has also presented Free Cash Flow (FCF), which is a non-GAAP financial measure, for the first quarters of 2017 and 2016. FCF is computed by subtracting capital expenditures from operating cash flow, each as determined in accordance with GAAP.

The Company believes that its presentation of non-GAAP financial measures provides useful supplementary information to and facilitates additional analysis by investors. The Company uses certain non-GAAP financial measures to enhance an investor’s overall understanding of the financial performance and prospects for the future of the Company’s ongoing business activities by facilitating comparisons of results of ongoing business operations among current, past and future periods. The Company believes that FCF provides a further measure of the Company’s liquidity.

The Company uses the non-GAAP financial measures set forth in the news release in connection with its own budgeting and financial planning internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets. The non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

About Amgen

Amgen is committed to unlocking the potential of biology for patients suffering from serious illnesses by discovering, developing, manufacturing and delivering innovative human therapeutics. This approach begins by using tools like advanced human genetics to unravel the complexities of disease and understand the fundamentals of human biology.

Amgen focuses on areas of high unmet medical need and leverages its expertise to strive for solutions that improve health outcomes and dramatically improve people’s lives. A biotechnology pioneer since 1980, Amgen has grown to be one of the world’s leading independent biotechnology companies, has reached millions of patients around the world and is developing a pipeline of medicines with breakaway potential.

For more information, visit www.amgen.com and follow us on www.twitter.com/amgen.

Forward-Looking Statements

This news release contains forward-looking statements that are based on the current expectations and beliefs of Amgen. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including estimates of revenues, operating margins, capital expenditures, cash, other financial metrics, expected legal, arbitration, political, regulatory or clinical results or practices, customer and prescriber patterns or practices, reimbursement activities and outcomes and other such estimates and results. Forward-looking statements involve significant risks and uncertainties, including those discussed below and more fully described in the Securities and Exchange Commission reports filed by Amgen, including our most recent annual report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. Unless otherwise noted, Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

AMGEN REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

No forward-looking statement can be guaranteed and actual results may differ materially from those we project. Our results may be affected by our ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments involving current and future products, sales growth of recently launched products, competition from other products including biosimilars, difficulties or delays in manufacturing our products and global economic conditions. In addition, sales of our products are affected by pricing pressure, political and public scrutiny and reimbursement policies imposed by third-party payers, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment. Furthermore, our research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. We or others could identify safety, side effects or manufacturing problems with our products after they are on the market. Our business may be impacted by government investigations, litigation and product liability claims. In addition, our business may be impacted by the adoption of new tax legislation or exposure to additional tax liabilities. If we fail to meet the compliance obligations in the corporate integrity agreement between us and the U.S. government, we could become subject to significant sanctions. Further, while we routinely obtain patents for our products and technology, the protection offered by our patents and patent applications may be challenged, invalidated or circumvented by our competitors, or we may fail to prevail in present and future intellectual property litigation. We perform a substantial amount of our commercial manufacturing activities at a few key facilities and also depend on third parties for a portion of our manufacturing activities, and limits on supply may constrain sales of certain of our current products and product candidate development. In addition, we compete with other companies with respect to many of our marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product. Further, some raw materials, medical devices and component parts for our products are supplied by sole third-party suppliers. Certain of our distributors, customers and payers have substantial purchasing leverage in their dealings with us. The discovery of significant problems with a product similar to one of our products that implicate an entire class of products could have a material adverse effect on sales of the affected products and on our business and results of operations. Our efforts to acquire other companies or products and to integrate the operations of companies we have acquired may not be successful. We may not be able to access the capital and credit markets on terms that are favorable to us, or at all. We are increasingly dependent on information technology systems, infrastructure and data security. Our stock price is volatile and may be affected by a number of events. Our business performance could affect or limit the ability of our Board of Directors to declare a dividend or our ability to pay a dividend or repurchase our common stock.

###

CONTACT: Amgen, Thousand Oaks

Trish Hawkins, 805-447-5631 (media)

Arvind Sood, 805-447-1060 (investors)

AMGEN REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

Amgen Inc.

Consolidated Statements of Income - GAAP

(In millions, except per share data)

(Unaudited)

	Three months ended
	March 31,
	2017	2016
Revenues:
Product sales	$5,199	$5,239
Other revenues	265	288

Total revenues	5,464	5,527

Operating expenses:
Cost of sales	996	1,018
Research and development	769	872
Selling, general and administrative	1,064	1,203
Other	44	32

Total operating expenses	2,873	3,125

Operating income	2,591	2,402

Interest expense, net	326	294
Interest and other income, net	195	150

Income before income taxes	2,460	2,258

Provision for income taxes	389	358

Net income	$2,071	$1,900

Earnings per share:
Basic	$2.81	$2.52
Diluted	$2.79	$2.50

Weighted average shares used in calculation of earnings per share:
Basic	737	753
Diluted	741	760

AMGEN REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

Amgen Inc.

Consolidated Balance Sheets - GAAP

(In millions)

(Unaudited)

	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash, cash equivalents and marketable securities	$38,398	$38,085
Trade receivables, net	3,248	3,165
Inventories	2,871	2,745
Other current assets	1,939	2,015

Total current assets	46,456	46,010
Property, plant and equipment, net	4,960	4,961
Intangible assets, net	9,922	10,279
Goodwill	14,757	14,751
Other assets	1,767	1,625

Total assets	$77,862	$77,626

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$6,724	$6,801
Current portion of long-term debt	3,799	4,403

Total current liabilities	10,523	11,204
Long-term debt	30,293	30,193
Long-term deferred tax liabilities	2,370	2,436
Long-term tax liabilities	2,542	2,419
Other noncurrent liabilities	1,497	1,499
Stockholders’ equity	30,637	29,875

Total liabilities and stockholders’ equity	$77,862	$77,626

Shares outstanding	736	738

AMGEN REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

Amgen Inc.

GAAP to Non-GAAP Reconciliations

(In millions)

(Unaudited)

	Three months ended March 31,
	2017	2016
GAAP cost of sales	$996	$1,018
Adjustments to cost of sales:
Acquisition-related expenses (a)	(314)	(311)

Total adjustments to cost of sales	(314)	(311)

Non-GAAP cost of sales	$682	$707

GAAP cost of sales as a percentage of product sales	19.2%	19.4%
Acquisition-related expenses (a)	-6.1	-5.9

Non-GAAP cost of sales as a percentage of product sales	13.1%	13.5%

GAAP research and development expenses	$769	$872
Adjustments to research and development expenses:
Acquisition-related expenses (a)	(19)	(19)
Certain net charges pursuant to our restructuring initiative	(2)	5

Total adjustments to research and development expenses	(21)	(14)

Non-GAAP research and development expenses	$748	$858

GAAP research and development expenses as a percentage of product sales	14.8%	16.6%
Acquisition-related expenses (a)	-0.4	-0.3
Certain net charges pursuant to our restructuring initiative	0.0	0.1

Non-GAAP research and development expenses as a percentage of product sales	14.4%	16.4%

GAAP selling, general and administrative expenses	$1,064	$1,203
Adjustments to selling, general and administrative expenses:
Acquisition-related expenses (b)	(25)	(101)
Certain net charges pursuant to our restructuring initiative	—	1

Total adjustments to selling, general and administrative expenses	(25)	(100)

Non-GAAP selling, general and administrative expenses	$1,039	$1,103

GAAP selling, general and administrative expenses as a percentage of product sales	20.5%	23.0%
Acquisition-related expenses (b)	-0.5	-1.9
Certain net charges pursuant to our restructuring initiative	0.0	0.0

Non-GAAP selling, general and administrative expenses as a percentage of product sales	20.0%	21.1%

GAAP operating expenses	$2,873	$3,125
Adjustments to operating expenses:
Adjustments to cost of sales	(314)	(311)
Adjustments to research and development expenses	(21)	(14)
Adjustments to selling, general and administrative expenses	(25)	(100)
Certain net charges pursuant to our restructuring initiative (c)	(37)	(2)
Expense related to various legal proceedings	—	(27)
Acquisition-related adjustments	(7)	(3)

Total adjustments to operating expenses	(404)	(457)

Non-GAAP operating expenses	$2,469	$2,668

GAAP operating income	$2,591	$2,402
Adjustments to operating expenses	404	457

Non-GAAP operating income	$2,995	$2,859

GAAP operating income as a percentage of product sales	49.8%	45.8%
Adjustments to cost of sales	6.1	5.9
Adjustments to research and development expenses	0.4	0.2
Adjustments to selling, general and administrative expenses	0.5	1.9
Certain net charges pursuant to our restructuring initiative (c)	0.7	0.1
Expense related to various legal proceedings	0.0	0.6
Acquisition-related adjustments	0.1	0.1

Non-GAAP operating income as a percentage of product sales	57.6%	54.6%

GAAP income before income taxes	$2,460	$2,258
Adjustments to operating expenses	404	457

Non-GAAP income before income taxes	$2,864	$2,715

GAAP provision for income taxes	$389	$358
Adjustments to provision for income taxes:
Income tax effect of the above adjustments to operating expenses (d)	119	139
Other income tax adjustments (e)	23	15

Total adjustments to provision for income taxes	142	154

Non-GAAP provision for income taxes	$531	$512

GAAP tax rate as a percentage of income before taxes	15.8%	15.9%
Adjustments to provision for income taxes:
Income tax effect of the above adjustments to operating expenses (d)	1.9	2.5
Other income tax adjustments (e)	0.8	0.5

Total adjustments to provision for income taxes	2.7	3.0

Non-GAAP tax rate as a percentage of income before taxes	18.5%	18.9%

GAAP net income	$2,071	$1,900
Adjustments to net income:
Adjustments to income before income taxes, net of the income tax effect	285	318
Other income tax adjustments (e)	(23)	(15)

Total adjustments to net income	262	303

Non-GAAP net income	$2,333	$2,203

AMGEN REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

Amgen Inc.

GAAP to Non-GAAP Reconciliations

(In millions, except per share data)

(Unaudited)

The following table presents the computations for GAAP and non-GAAP diluted EPS.

	Three months ended March 31, 2017		Three months ended March 31, 2016
	GAAP	Non-GAAP	GAAP	Non-GAAP

Net income	$2,071	$2,333	$1,900	$2,203
Weighted-average shares for diluted EPS	741	741	760	760

Diluted EPS	$2.79	$3.15	$2.50	$2.90

(a)	The adjustments related primarily to non-cash amortization of intangible assets acquired in business combinations.
(b)	For the three months ended March 31, 2017, the adjustments related primarily to non-cash amortization of intangible assets acquired in business combinations. For the three months ended March 31, 2016, the adjustments related primarily to a $73-million charge resulting from the reacquisition of Prolia®, XGEVA® and Vectibix® license agreements in certain markets from Glaxo Group Limited, as well as non-cash amortization of intangible assets acquired in business combinations.
(c)	For the three months ended March 31, 2017, the adjustments related primarily to severance expenses associated with our restructuring initiative.
(d)	The tax effect of the adjustments between our GAAP and non-GAAP results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. marginal tax rate for certain adjustments, including the majority of amortization of intangible assets, whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable tax rate(s) in those jurisdictions. Due to these factors, the effective tax rates for the adjustments to our GAAP income before income taxes, for the three months ended March 31, 2017 and 2016, were 29.5% and 30.4%, respectively.
(e)	The adjustments related to certain acquisition items and prior period items excluded from non-GAAP earnings.

AMGEN REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS

Amgen Inc.

Reconciliations of Cash Flows

(In millions)

(Unaudited)

	Three months ended March 31,
	2017	2016
Net cash provided by operating activities	$2,385	$1,915
Net cash used in investing activities	(157)	(4,390)
Net cash (used in) provided by financing activities	(2,111)	1,227

Increase (decrease) in cash and cash equivalents	117	(1,248)
Cash and cash equivalents at beginning of period	3,241	4,144

Cash and cash equivalents at end of period	$3,358	$2,896

	Three months ended March 31,
	2017	2016
Net cash provided by operating activities	$2,385	$1,915
Capital expenditures	(168)	(156)

Free cash flow	$2,217	$1,759

Reconciliation of GAAP EPS Guidance to Non-GAAP

EPS Guidance for the Year Ending December 31, 2017

(Unaudited)

GAAP diluted EPS guidance	$10.64 - $11.32
Known adjustments to arrive at non-GAAP*:
Acquisition-related expenses (a)	1.24
Restructuring charges	0.07 - 0.15
Tax adjustments (b)	(0.03)

Non-GAAP diluted EPS guidance	$12.00 - $12.60

*	The known adjustments are presented net of their related tax impact which amount to approximately $0.58 to $0.61 per share, in the aggregate.
(a)	The adjustments relate primarily to non-cash amortization of intangible assets acquired in prior year business combinations.
(b)	The adjustments relate to certain prior period items excluded from non-GAAP earnings.

Reconciliation of GAAP Tax Rate Guidance to Non-GAAP

Tax Rate Guidance for the Year Ending December 31, 2017

(Unaudited)

2017
GAAP tax rate guidance	16.0% - 18.0%
Tax rate effect of known adjustments discussed above	1.5% - 2.5%

Non-GAAP tax rate guidance	18.5% - 19.5%